February 5, 2015 2015 Q1 Earnings Conference Call February 5, 2015

February 5, 2015 2 This presentation contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read AmeriGas’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the impact of pending and future legal proceedings, political, regulatory and economic conditions in the United States and in foreign countries, the timing and success of our acquisitions, commercial initiatives and investments to grow our business, and our ability to successfully integrate acquired businesses and achieve anticipated synergies. AmeriGas undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today. About This Presentation

February 5, 2015 Jerry Sheridan CEO of AmeriGas

February 5, 2015 4 Q1 Adjusted EBITDA * See appendix for Adjusted EBITDA reconciliation $230 $189 $0 $50 $100 $150 $200 $250 Q1 2014 Q1 2015 Adjusted EBITDA*, $ Millions

February 5, 2015 5 • Volume decreased 9.1% (34 million gallons) on weather that was 9.6% warmer than last year • Mt. Belvieu cost decreased 55% during the quarter • Mark-to-market adjustments are non-cash and associated primarily with hedges for fixed-price customers • Propane costs expected to remain low through the season • U.S. propane inventory at December 31, 2014 was 41% above the prior five-year average • Guidance range updated to $635-$665 million for FY 2015 Operational Highlights

February 5, 2015 6 Growth Initiatives • The AmeriGas Propane Exchange program’s volume increased 4% in the quarter and added 1,023 new locations year-over-year • The National Account program’s volume increased by 10% • Completed four smaller scale acquisitions and pipeline remains strong • Anticipate delivering positive free cash flow to cover growth and maintenance capital, acquisitions, and distributions • Trend toward lower priced propane is good for the industry and will promote demand

February 5, 2015 Q&A

February 5, 2015 Appendix

February 5, 2015 9 AmeriGas Supplemental Information: Footnotes  The enclosed supplemental information contains a reconciliation of earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA to Net Income.  EBITDA and Adjusted EBITDA are not measures of performance or financial condition under accounting principles generally accepted in the United States ("GAAP"). Management believes EBITDA and Adjusted EBITDA are meaningful non-GAAP financial measures used by investors to compare the Partnership's operating performance with that of other companies within the propane industry. The Partnership's definitions of EBITDA and Adjusted EBITDA may be different from those used by other companies.  EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss) attributable to AmeriGas Partners, L.P. Management uses EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes or historical cost basis. Management uses Adjusted EBITDA to exclude from AmeriGas Partners’ EBITDA gains and losses that competitors do not necessarily have to provide additional insight into the comparison of year-over-year profitability to that of other master limited partnerships. In view of the omission of interest, income taxes, depreciation and amortization from EBITDA and Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant years. Management also uses EBITDA to assess the Partnership's profitability because its parent, UGI Corporation, uses the Partnership's EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation’s business segments. UGI Corporation discloses the Partnership's EBITDA in its disclosures about its business segments as the profitability measure for its domestic propane segment.

February 5, 2015 10 AmeriGas Partners EBITDA Reconciliation 2014 2013 2014 2013 EBITDA and Adjusted EBITDA: Net (loss) income attributable to AmeriGas Partners, L.P. (39,571)$ 134,898$ 115,424$ 259,455$ Income tax expense 870 1,431 2,050 2,475 Interest expense 41,034 41,590 165,025 165,826 Depreciation 38,682 41,503 151,199 162,486 Amortization 10,686 10,819 43,062 43,356 EBITDA 51,701$ 230,241$ 476,760$ 633,598$ Heritage Propane acquisition and transition expense - - - 21,051 Add net losses on commodity derivative instruments not associated with current-period transactions 138,230 - 147,725 - Noncontrolling interest in losses on commodity derivative instruments not associated with current-period transactions (1,396) - (1,492) - Adjusted EBITDA 188,535$ 230,241$ 622,993$ 654,649$ Three Months Ended Twelve Months Ended December 31, December 31,

February 5, 2015 11 AmeriGas Partners Adj. EBITDA Guidance Reconciliation Forecast Fiscal Year Ending September 30, 2015 Adjusted net income attributable to AmeriGas Partners, L.P. (estimate) (d) 286,000$ Interest expense (estimate) 163,000 Income tax expense (estimate) 4,000 Depreciation (estimate) 154,000 Amortization (estimate) 43,000 Adjusted EBITDA (e) 650,000$ (d) (e) Represents the midpoint of Adjusted EBITDA guidance range for fiscal 2015. Represents estimated net income attributable to AmeriGas Partners, L.P. after adjusting for gains and losses on commodity derivative instruments not associated with current-period transactions. It is impracticable to determine actual gains and losses on commodity derivative instruments not associated with current-period transactions that will be reported in GAAP net income as such gains and losses will depend upon future changes in commodity prices for propane which cannot be forecasted.

February 5, 2015 Investor Relations: William Ruthrauff 610-456-6571 ruthrauffw@ugicorp.com